UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2013

GOLIATH FILM AND MEDIA HOLDINGS

(Exact name of registrant as specified in its charter)

CHINA ADVANCED TECHNOLOGY

(Former name)

NEVADA

(State or other jurisdiction of incorporation)

0-18945	84-1055077
(Commission File Number)	(IRS Employer Identification No.)

640 S. San Vicente Blvd., Fifth Floor, Los Angeles, California 90048
(Address of principal executive offices and zip code)

(303)- 885-5501
(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 4, 2014 the Company’s Board of Directors approved the election of Mike Criscione as a Director and Officer of the Company.

It is formally noted that Mike Criscione is the father of Director Kaila Crisicone.

On June 4, 2014 the Company’s Board of Directors approved an action that will allow Mike Criscione to vote the shares of stock owned by The Criscione Family Trust and Kaila Criscione.

On June 5, 2014 the Company’s Board of Directors accepted the resignation from the Board of Directors and the position of Chief Operating Officer of Kaila Criscione. Subsequent to this action and on the same date the Board approved the election of Mike Criscione as Vice Chairman of the Board and Chief Operating Officer of the Company. Lamont Roberts was elected as Chairman and Secretary of the Board and retains the office of Chief Executive Officer of the Company.

The company is in contract negotiations with its present Chief Financial Officer, John Ballard whose contract expired May 01, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goliath Firm and Media Holdings

Date: June 5, 2014	By:	/s/ Lamont Roberts
Lamont Roberts, CEO

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